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EXHIBIT 23.2

    INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 1 to Registration Statement No. 333-53644 of Spectrum Bancorporation, Inc. on Form S-1 of our report on Great Western Securities, Inc. and Subsidiary dated September 1, 2000, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                      Deloitte & Touche, LLP

Omaha, Nebraska
February 23, 2001

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EXHIBIT 23.2